SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                          EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) December 4, 2003


                               ZANETT, INC.
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            (Exact name of registrant as specified in charter)


        Delaware                    0-27068                56-4389547
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(State or other jurisdiction  (Commission File Number)    IRS Employer
   of incorporation                                   Identification No.)


135 East 57th Street, 15th Floor, New York, NY               10022
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code        (212)-980-4600
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      (Former name or former address, if changed since last report).
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
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Zanett, Inc., a Delaware corporation (the "Company"), hereby files this Current Report on Form 8-K describing its acquisition of DeltaData, Inc., a California corporation doing business as Delta Communications Group, Inc., ("Delta"). This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties relating to this acquisition and actual results and developments may differ materially from those described in this Current Report. For more information about the Company and risks relating to investing in the Company, refer to the Company's most recent quarterly report on Form 10-QSB and annual report on Form 10-KSB.


Item 2.     Acquisition or Disposition of Assets

Zanett, Inc. is building the IT Commonwealth (TM) - a business model that seeks to combine private, independent technology companies into a public enterprise, with the goal of making them collectively stronger, more competitive and more profitable. The IT Commonwealth (TM) seeks to preserve the management, culture, identity and operating style of its members while achieving advantages of scale. It also attempts to bring successful entrepreneurs and companies together into a collaborative network, where each member continues to do what they do best, while contributing to the financial and operating performance of the IT Commonwealth (TM) as a whole.

On December 4, 2003 (the "Closing"), the Company acquired its fourth IT Commonwealth (TM) member. Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 30, 2003, among the Company, Zanett Merger Sub DCG, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), DeltaData, Inc., and Howard Norton, the Company acquired Delta through a merger (the "Merger") of Delta with and into Merger Sub. Upon consummation of the Merger, the separate corporate existence of Delta ceased and the name of Merger Sub was changed to Delta Communications Group, Inc. ("New Delta"), which is a Delaware corporation.

Delta is a leading voice and data networking services integrator providing communications security, design and implementation solutions to Fortune 500 caliber companies and governmental agencies. It maintains strategic alliances with key manufacturers and communications vendors to offer its clients with a comprehensive set of analysis, architecture, project management, remote monitoring, network audit, componentry and wide area networking solutions

The aggregate consideration to be paid by the Company to all Delta shareholders (the "Delta Shareholders") will be comprised of the initial cash consideration of $328,370, the initial stock issuance of 89,255 shares of the Company's common stock ("Common Stock"), the assumption of $436,630 of debt and future contingent consideration to be paid upon achievement of specified milestones described below. The Common Stock issued at closing was valued at $254,377 for accounting purposes based on the average closing price for the three trading days prior to the Closing.

The Delta Shareholders are eligible to receive contingent consideration in each of the three successive annual periods commencing December 1, 2003 based upon New Delta attaining specified earnings targets in each period. The contingent consideration in each period consists of a payment of $145,000 in cash and the issuance of a number of shares of Common Stock determined by dividing $321,666 by the average closing price of the Common Stock for the ten trading days immediately preceding the issue date for each period. For accounting purposes, the value of the Common Stock issued for each annual performance period will be determined based on the closing price of the Common Stock for the trading day immediately preceding the resolution of the contingencies.

The annual contingent consideration will be paid to the Delta Shareholders only if New Delta's earnings before interest, taxes, depreciation and amortization ("EBITDA"), as defined in the Merger Agreement, equal or exceed certain thresholds specified in the Merger Agreement. However, if the Delta Shareholders fail to meet the EBITDA requirements in any of the annual performance periods, they will be entitled to receive such amounts of annual contingent consideration not previously paid after the end of the third performance period if New Delta generates cumulative cash remittances for the three performance periods taken as a whole in excess of the threshold specified in the Merger Agreement.

The Delta Shareholders are also eligible to receive additional contingent consideration at the end of the period commencing December 1, 2003 and ending on November 30, 2006, based upon New Delta attaining specified earnings targets for such period. This additional contingent consideration consists of the issuance of a number of shares of Common Stock determined by dividing $400,000 by the average closing price of the Common Stock for the ten trading days immediately preceding the issuance of Common Stock for such period. For accounting purposes, the value of the Common Stock issued for additional contingent consideration will be determined based on the closing price of the Common Stock for the trading day immediately preceding the resolution of the contingencies.

The maximum aggregate consideration will be approximately $2.4 million, of which approximately $1.0 million was paid at Closing as the initial consideration and approximately $1.4 million will be paid as contingent consideration. The Company estimates that transaction costs associated with the acquisition of Delta will total approximately $200,000.

The Common Stock issued or issuable to the Delta Shareholders pursuant to the Merger Agreement (the "Shares") is subject to certain transfer restrictions until November 30, 2008 pursuant to lock-up agreements executed by Delta Shareholders. A portion of the Shares will be released from such restrictions when the closing bid price per share of the Common Stock equals or exceeds certain price targets.

The Company funded the cash portion of the purchase price paid at Closing from existing cash on hand.

In connection with the Merger, New Delta entered into employment agreements with the Chief Executive Officer and the Vice-President, Sales of New Delta. Pursuant to the employment agreements, each will be employed by New Delta for a four-year period unless earlier terminated. Should the employment of the Chief Executive Officer be terminated, he will be entitled, under certain conditions, to receive specified severance benefits. New Delta also entered into a Consulting Agreement with two outside contractors of Delta who will continue as contractors of New Delta after the Merger until December 5, 2008.

Copies of the Merger Agreement, the Employment Agreements, the Consulting Agreements and the Lockup Agreements are attached as Exhibits 2.1, 10.1,
10.2 10.3, 10.4, 10.5, and 10.6. The foregoing description is qualified in its entirety by reference to the agreements filed herewith as Exhibits.

Item 7.      Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)     Financial Statements of Businesses Acquired.

In accordance with Item 7(a)(4) for Form 8-K, the Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date this 8-K is required to be filed.

     (b)     Pro Forma Financial Information

In accordance with Item 7(b)(2) for Form 8-K, the Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date this 8-K is required to be filed.

     (c)     Exhibits

2.1*        Agreement and Plan of Merger
10.1        Employment Agreement with Howard Norton
10.2        Employment Agreement with Robert Anderson
10.3        Consulting Agreement with Ricky Monteilh
10.4        Consulting Agreement with James Bucklin
10.5        Lock-up Agreement with Howard Norton
10.6        Lock-up Agreement with Ruby Norton
99.1        Press release, dated December 8, 2003, announcing the
            acquisition of Delta Communications Group, Inc.

* Exhibits and schedules omitted. The Registrant will furnish a supplementary copy of any omitted exhibit or schedule to the Commission upon request.

















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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ZANETT, INC.


Date:   December 19, 2003           by:   /s/ Jack M. Rapport
                                    Name:  Jack M. Rapport
                                    Title: Chief Financial Officer



Index to Exhibits

2.1*        Agreement and Plan of Merger
10.1        Employment Agreement with Howard Norton
10.2        Employment Agreement with Robert Anderson
10.3        Consulting Agreement with Ricky Monteilh
10.4        Consulting Agreement with James Bucklin
10.5        Lock-up Agreement with Howard Norton
10.6        Lock-up Agreement with Ruby Norton
99.1        Press release, dated December 8, 2003, announcing the
            acquisition of Delta Communications Group, Inc.

* Exhibits and schedules omitted. The Registrant will furnish a supplementary copy of any omitted exhibit or schedule to the Commission upon request.